EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72898 of Cinergy Corp. on Form S-8 of our report dated June 25, 2003, relating to the financial statements of the Cinergy Corp. Non-Union Employees’ 401(k) Plan as of and for the years ended December 31, 2002 and 2001 appearing in this Annual Report on Form 11-K of the Cinergy Corp. Non-Union Employees’ 401(k) Plan for the years ended December 31, 2002 and 2001.

/s/

DELOITTE & TOUCHE LLP

Cincinnati, Ohio

June 27, 2003